EXHIBIT 10.03

               EMPLOYMENT AGREEMENT FOR JAMES J. COLE

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                       EMPLOYMENT AGREEMENT


   AGREEMENT dated effective as this 31st day of December, 1998, between BRITTON & KOONTZ FIRST NATIONAL BANK (hereinafter referred to as "B&K", BRITTON & KOONTZ CAPITAL CORPORATION (hereinafter referred to as "B&K Capital Corp."), and JAMES J. COLE (hereinafter referred to as "Employee").


                         I.  EMPLOYMENT

   B&K agrees to employ the Employee and the Employee agrees to work as a full-time employee of B&K, upon the terms and conditions of this agreement.


                            II.  TERM

   This agreement shall terminate on December 31, 2000. However, it shall automatically renew for two successive one-year terms unless 90 days prior notice is given by the respective parties.


                       III.  COMPENSATION

   For all services rendered by the Employee, as outlined hereinafter, the Employee shall be paid an annual salary of Eighty Thousand and No/100 ($80,000.00) Dollars, which shall be payable in accordance with B&K's ordinary payroll procedures.


                IV.  ADDITIONAL EMPLOYEE BENEFITS

    A)In addition to the compensation recited hereinabove, Employee shall be entitled to participate to the fullest extent allowable in all additional benefits normally made available to employee.

    B)B&K agrees to provide Employee with an automobile and to reimburse Employee for all maintenance, repairs, insurance, gasoline, and other costs incidental to the automobile. Employee agrees to reimburse B&K for such automobile costs or expenses necessary to comply with the current or future tax laws and regulations promulgated thereunder.

    C)B&K agrees to pay the country club, professional and civic organization dues for Employee and his wife.


                           V.  DUTIES

   Employee is hired by B&K as an Executive Vice President of the bank. Employee will report directly to the President of the bank with responsibility for (a) Oversight of the mortgage loan function, including origination, loan closing, servicing, and secondary marketing of both commercial and residential mortgage loans; (b) Supervision of bank branch personnel and "retail" activities (sale of bank deposit products) in the bank branches; (c) Service as Trust Officer, administering the bank's trust activities; (d) Service as member of the Directors' and Officers' Loan Committees; (e) Supervision of the bank's loan collection efforts, including mortgage, consumer, and commercial loans; (f) Maintenance of appropriate policies, procedures, and internal controls in areas assigned; and (g) Other duties as requested by the Board and President.


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   Employee will serve on the Board of Directors of B&K and B&K Capital Corp.
in accordance with federal banking regulations. Employee is expected to spend a reasonable amount of his time in civic and professional activities, and it is agreed that the time spent by Employee in these activities, along with other reasonable amounts of time for personal or outside business, shall not constitute a breach of this agreement by Employee, provided that such activities do not materially interfere with the services required to be rendered by Employee to B&K.


                 VI.  TERMINATION OF EMPLOYMENT

   It is agreed that B&K may terminate Employee's employment at any time, with or without cause, but any termination other than for cause shall not affect Employee's right to compensation or other benefits. Termination for cause shall include termination because of personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses), and/or flagrant abuse and violation of the bank policies adopted by the B&K Board of Directors. If employee is terminated without cause B&K shall pay Employee a lump sum termination payment equal to the greater of Forty Thousand and No/100 ($40,000.00) Dollars or six months of Employee's then current annual salary. As a condition precedent to employee receiving this lump sum termination payment, employee must sign an agreement not to sue B&K or B&K Capital based on any violation of labor laws, including age discrimination.


                        VII.  ASSIGNMENT

   Employee acknowledges that the services to be rendered by him are unique and personal. Accordingly, the Employee may not assign any of his rights or delegate any of his authorities or obligations under this agreement.


                     VIII.  ENTIRE AGREEMENT

   This agreement contains the entire understanding of the parties, may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.


                       IX.  GOVERNING LAW

   This agreement shall be construed and enforced in accordance with the laws of the State of Mississippi.


                 X.  SEVERABILITY AND MODIFICATION

   The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of other provisions.


                        XI.  COUNTERPARTS

   This instrument is executed in duplicate counterparts, each of which shall be deemed an original, but both of which shall constitute one and the same instrument. Employee shall have one fully executed copy and B&K shall have one fully executed copy.

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             XII.  BINDING EFFECTS OF THIS AGREEMENT

   This agreement shall be binding upon the heirs, legal representative, successors and assigns of the parties hereto.

   IN WITNESS WHEREOF this agreement is executed as of the date first hereinabove recited.



                                  BRITTON & KOONTZ FIRST NATIONAL BANK



                                  By:   /s/ W.Page Ogden
                                        ___________________________________
                                  Its:  President & Chief Executive Officer


                                  BRITTON & KOONTZ CAPITAL CORPORATION



                                  By:  /s/ W. Page Ogden
                                       ___________________________________
                                  Its: President & Chief Executive Officer




                                      /s/ James J Cole
                                      ____________________________________
                                      James J Cole